SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Heritage Financial Group

(Exact name of registrant as specified in its charter)

Federal (State of incorporation or organization)	45-0479535 (I.R.S. Employer Identification No.)

310 West Oglethorpe Blvd., Albany, Georgia (Address of principal executive offices)	31701 (Zip Code)

               If this form relates to the registration of a class of securities pursuant to Section12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [     ]

               If this form relates to the registration of a class of securities pursuant to Section12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:     333-123581

Securities to be registered pursuant to Section 12(b) of the Act.

None

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock par value $.01 per share

(Title of Class)

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Item 1.	Description of Registrant's Securities to be Registered.

              For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "Description of Capital Stock of Heritage Financial Group" and "Market for the Common Stock" in the prospectus included in Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-123581) dated May 5, 2005, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Control of Heritage Financial Group and HeritageBank of the South" in the Registrant's Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 referenced above.

Item 2.	Exhibits.

1.	Pre-Effective Amendment No. One to the Registration Statement on Form SB-2 (Registration Number 333-123581) dated May 5, 2005 is hereby incorporated by reference.
2.	Charter for Heritage Financial Group, filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (Registration Number 333-123581) dated March 25, 2005 is hereby incorporated by reference.
3.	Bylaws of Heritage Financial Group, filed as Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration Number 333-123581) dated March 25, 2005 is hereby incorporated by reference.
4.	Specimen Stock Certificate, filed as Exhibit 4 to Registration Statement on Form SB-2 (Registration Number 333-123581) dated March 25, 2005 is hereby incorporated by reference.

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SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERITAGE FINANCIAL GROUP
Date: May 5, 2005	By:	/s/ O. Leonard Dorminey O. Leonard Dorminey, President and Chief Executive Officer

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